Sweetgreen, Inc. Announces
Second Quarter 2025 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next-generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its second fiscal quarter ended June 29, 2025.

Second quarter 2025 financial highlights
For the second quarter of fiscal year 2025, compared to the second quarter of fiscal year 2024:
•Total revenue was $185.6 million, versus $184.6 million in the prior year period, an increase of 0.5%.
•Same-Store Sales Change of (7.6)%, versus Same-Store Sales Change of 9.3% in the prior year period.
•AUV of $2.8 million, versus $2.9 million in the prior year period.
•Total Digital Revenue Percentage of 60.8% and Owned Digital Revenue Percentage(1) of 33.4%, versus Total Digital Revenue Percentage of 55.7% and Owned Digital Revenue Percentage of 30.5% in the prior year period.
•Loss from operations was $(26.4) million and loss from operations margin was (14.2)%, versus loss from operations of $(16.2) million and loss from operations margin of (8.8)% in the prior year period.
•Restaurant-Level Profit(2) was $35.1 million and Restaurant-Level Profit Margin(2) was 18.9%, versus Restaurant-Level Profit of $41.5 million and Restaurant-Level Profit Margin of 22.5% in the prior year period.
•Net loss was $(23.2) million and net loss margin was (12.5)%, versus net loss of $(14.5) million and net loss margin of (7.8)% in the prior year period.
•Adjusted EBITDA(2) was $6.4 million, versus Adjusted EBITDA of $12.4 million in the prior year period; and Adjusted EBITDA Margin(2) was 3.5%, versus 6.7% in the prior year period.
•9 Net New Restaurant Openings, versus 4 Net New Restaurant Openings in the prior year period.

(1) Purchases made in-store where a customer uses scan-to-redeem or scan-to-earn, as part of the new SG Rewards loyalty program introduced during the thirteen and twenty-six weeks ended June 29, 2025, are included as part of our Owned Digital Channels sales.
(2) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

“Sweetgreen’s second quarter results reflected a convergence of several headwinds, including macroeconomic pressures, a challenging comparison to last year’s strong Q2, and the transition of our loyalty program,” said Jonathan Neman, Co-Founder and Chief Executive Officer. “While we’re not satisfied with today’s results, we’re confident in our ability to improve in the back half of 2025. Early signs from our new loyalty program are encouraging, our summer menu is bringing customers back more often, and we remain fully committed to raising the bar on execution across every restaurant.”

“While headwinds weighed on results, our financial model is strong. Our priorities are clear: deliver great guest experiences with the best sourced and prepared food, and improve execution and consistency across the fleet. We believe this will position Sweetgreen to emerge stronger, more efficient, and better aligned for scalable, sustainable growth.” said Mitch Reback, Chief Financial Officer.

Results for the second quarter ended June 29, 2025:

Total revenue in the second quarter of fiscal year 2025 was $185.6 million, an increase of 0.5% versus the prior year period. This increase was primarily due to an increase of $14.5 million of incremental revenue associated with 33 Net New Restaurant Openings during or subsequent to the second quarter of fiscal year 2024. The increase in revenue was partially offset by a decrease in Comparable Restaurant Base revenue of $13.9 million, resulting in a negative Same-Store Sales Change of 7.6%, reflecting a 10.1% decrease in traffic and product mix, partially offset by a 2.5% benefit from menu price increases that were implemented subsequent to the thirteen weeks ended June 30, 2024.

Our loss from operations margin was (14.2)% for the second quarter of fiscal year 2025 versus (8.8)% in the prior year period. Restaurant-Level Profit Margin was 18.9%, a decrease of roughly 360 basis points versus the prior year period, due to a negative Same-Store Sales Change of 7.6% and increased restaurant-level advertising spend, partially offset by improved labor optimization.

General and administrative expense was $34.5 million, or 18.6% of revenue for the second quarter of fiscal year 2025, as compared to $39.2 million, or 21.2% of revenue in the prior year period. The decrease in general and administrative expense was primarily due to a $2.9 million decrease in stock-based compensation expense, primarily related to the decrease in expenses associated with restricted stock units and performance-based restricted stock units issued prior to our IPO, and a $1.8 million decrease in management salary and bonus expense. These decreases were partially offset by an increase in other expenses across the Sweetgreen Support Center to support our restaurant growth.

Net loss for the second quarter of fiscal year 2025 was $(23.2) million, as compared to $(14.5) million in the prior year period. The increase in net loss was primarily due to a $6.4 million decrease in our Restaurant-Level Profit and an increase in impairment and closure costs related to the impairment of five restaurant locations, partially offset by a decrease in general and administrative expense as described above.

Adjusted EBITDA, which excludes stock-based compensation expense and certain other adjustments, was $6.4 million for the second quarter of fiscal year 2025, as compared to $12.4 million in the prior year period. This change was primarily due to a decrease in Restaurant-Level Profit, as described above.

Fiscal Year 2025 Outlook

For fiscal year 2025, we are updating our guidance as follows:

•At least 40 Net New Restaurant Openings, with 20 featuring the Infinite Kitchen
•Revenue ranging from $700 million to $715 million
•Same-Store Sales Change of (6)% to (4)%
•Restaurant-Level Profit Margin of approximately 17.5%
•Adjusted EBITDA between $10 million to $15 million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, August 7, 2025, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast, and presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding our financial outlook for the full fiscal year 2025, including our expectations around Net New Restaurant Openings (including those featuring the Infinite Kitchen technology), revenue, Same-Store Sales Change, Restaurant-Level Profit Margin, and Adjusted EBITDA. They also include statements regarding our ability to improve our financial results in future periods; our plans for new menu items in 2025 and 2026; our expectations regarding contributions that our modified customer loyalty program will make to our financial results in future fiscal periods; our expectations regarding the ability of current and prospective members of our executive team to contribute to improvements in our business and operations; our expectations regarding improvements in our restaurant operations over the coming fiscal quarters; anticipated improvements to customer traffic and frequency by investing in our products, customer loyalty program benefits, and our employees; our confidence in our real estate strategy and the company’s long term growth opportunity; our expectation that our real estate strategy will improve AUVs, Same-Store Sales, and margins; our ability to scale to over 1,000 U.S. locations; our expectations regarding our future food, beverage, and packaging costs; and our expectations regarding future menu prices. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words or phrases such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, uncertainties regarding changes in economic conditions and geopolitical events, and the customer behavior trends they drive, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the impact of severe weather conditions or natural disasters on our restaurant sales and results of operations, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to build, deploy, and maintain our proprietary kitchen automation technology, known as the Infinite Kitchen, in a timely and cost-effective manner, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, the impact of pandemics or disease outbreaks, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation, including but not limited to any future regulations that impose taxes, tariffs, or duties on food products, supplies or other items that we purchase, and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.

•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days.

•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same given period.

•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant.

•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Total Digital Channels. Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Owned Digital Channels.

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, and as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks, including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude income tax expense, interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, our enterprise resource planning system (“ERP”) implementation and related costs, legal settlements, and, in certain periods, impairment and closure costs and restructuring charges. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;

•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation; loss on disposal of property and equipment; other (income) expense; restructuring charges; ERP implementation and related costs; legal settlements; and other expenses as described in more detail in the table reconciling our net loss to Adjusted EBITDA, below; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About Sweetgreen
Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. They plant roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 260 locations across the United States, and their vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation. To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X.

Sweetgreen Contact, Rebecca Nounou

Investor Relations
ir@sweetgreen.com
Media
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	As of June 29, 2025	As of December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$168,452	$214,789
Accounts receivable	6,669	5,034
Inventory	2,412	1,987
Prepaid expenses	9,276	7,844
Current portion of lease acquisition costs	93	93
Other current assets	3,424	4,790
Total current assets	190,326	234,537
Operating lease assets	268,744	257,496
Property and equipment, net	304,796	296,485
Goodwill	35,970	35,970
Intangible assets, net	22,716	24,040
Security deposits	1,319	1,419
Lease acquisition costs, net	287	333
Restricted cash	4,199	2,640
Other assets	3,526	3,838
Total assets	$831,883	$856,758
LIABILITIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of operating lease liabilities	$39,950	$41,773
Accounts payable	20,376	18,698
Accrued expenses	28,221	26,564
Accrued payroll	9,642	14,716
Gift cards and loyalty liability	6,272	4,413
Other current liabilities	—	9,663
Total current liabilities	104,461	115,827
Operating lease liabilities, net of current portion	298,782	288,941
Contingent consideration liability	4,637	5,311
Other non-current liabilities	164	173
Deferred income tax liabilities	541	361
Total liabilities	$408,585	$410,613
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $0.001 par value per share, 2,000,000,000 Class A shares authorized, 106,303,947 and 105,200,553 Class A shares issued and outstanding as of June 29, 2025 and December 29, 2024, respectively; 300,000,000 Class B shares authorized, 11,893,558 and 11,915,758 Class B shares issued and outstanding as of June 29, 2025 and December 29, 2024, respectively	118	117
Additional paid-in capital	1,346,735	1,321,386
Accumulated deficit	(923,555)	(875,358)
Total stockholders’ equity	423,298	446,145
Total liabilities and stockholders’ equity	$831,883	$856,758

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen weeks ended
	June 29, 2025		June 30, 2024
Revenue	$185,583	100%	$184,641	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	51,444	27.7%	49,883	27.0%
Labor and related expenses	51,044	27.5%	49,668	26.9%
Occupancy and related expenses	16,438	8.9%	15,021	8.1%
Other restaurant operating costs	31,532	17.0%	28,550	15.5%
Total restaurant operating costs	150,458	81.1%	143,122	77.5%
Operating expenses:
General and administrative	34,505	18.6%	39,202	21.2%
Depreciation and amortization	17,996	9.7%	16,737	9.1%
Pre-opening costs	2,534	1.4%	1,104	0.6%
Impairment and closure costs	5,336	2.9%	117	0.1%
Loss on disposal of property and equipment	31	—%	49	—%
Restructuring charges	1,146	0.6%	494	0.3%
Total operating expenses	61,548	33.2%	57,703	31.3%
Loss from operations	(26,423)	(14.2)%	(16,184)	(8.8)%
Interest income	(1,725)	(0.9)%	(2,920)	(1.6)%
Interest expense	5	—%	197	0.1%
Other expense (income)	(1,635)	(0.9)%	909	0.5%
Net loss before income taxes	(23,068)	(12.4)%	(14,370)	(7.8)%
Income tax expense	90	—%	90	—%
Net loss	$(23,158)	(12.5)%	$(14,460)	(7.8)%

Net loss per share basic and diluted	$(0.20)		$(0.13)
Weighted average shares used in computing net loss per share, basic and diluted	117,827,054		113,580,674

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Twenty-six weeks ended
	June 29, 2025		June 30, 2024
Revenue	$351,887	100.0%	$342,491	100.0%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	95,436	27.1%	93,601	27.3%
Labor and related expenses	99,115	28.2%	95,434	27.9%
Occupancy and related expenses	32,112	9.1%	29,469	8.6%
Other restaurant operating costs	60,412	17.2%	53,931	15.7%
Total restaurant operating costs	287,075	81.6%	272,435	79.5%
Operating expenses:
General and administrative	72,842	20.7%	76,067	22.2%
Depreciation and amortization	35,102	10.0%	33,164	9.7%
Pre-opening costs	4,230	1.2%	2,536	0.7%
Impairment and closure costs	5,430	1.5%	274	0.1%
Loss on disposal of property and equipment	117	—%	115	—%
Restructuring charges	2,051	0.6%	999	0.3%
Total operating expenses	119,772	34.0%	113,155	33.0%
Loss from operations	(54,960)	(15.6)%	(43,099)	(12.6)%
Interest income	(3,628)	(1.0)%	(5,936)	(1.7)%
Interest expense	5	—%	216	0.1%
Other expense (income)	(3,320)	(0.9)%	2,968	0.9%
Net loss before income taxes	(48,017)	(13.6)%	(40,347)	(11.8)%
Income tax expense	180	0.1%	180	0.1%
Net loss	$(48,197)	(13.7)%	$(40,527)	(11.8)%
Earnings per share:
Net loss per share basic and diluted	$(0.41)		$(0.36)
Weighted average shares used in computing net loss per share, basic and diluted	117,566,164		113,238,928

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twenty-six weeks ended
	June 29, 2025	June 30, 2024
Cash flows from operating activities:
Net loss	$(48,197)	$(40,527)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	35,102	33,164
Amortization of lease acquisition	46	46
Amortization of loan origination fees	—	39
Amortization of cloud computing arrangements	495	453
Non-cash operating lease cost	17,064	15,318
Loss on fixed asset disposal	117	115
Stock-based compensation	18,221	20,529
Non-cash impairment and closure costs	5,325	48
Non-cash restructuring charges	443	350
Deferred income tax expense	180	180
Change in fair value of contingent consideration liability	(3,338)	2,940
Changes in operating assets and liabilities:
Accounts receivable	(1,635)	(2,992)
Inventory	(425)	31
Prepaid expenses and other assets	(249)	423
Operating lease liabilities	(22,378)	(12,902)
Accounts payable	(188)	1,592
Accrued payroll and benefits	(5,074)	570
Accrued expenses	2,265	2,624
Gift card and loyalty liability	1,859	581
Contingent consideration liability	(2,290)	—
Other non-current liabilities	(8)	(40)
Net cash (used in) provided by operating activities	(2,665)	22,542
Cash flows from investing activities:
Purchase of property and equipment	(40,333)	(32,682)
Purchase of intangible assets	(4,300)	(3,593)
Security and landlord deposits	100	—
Net cash used in investing activities	(44,533)	(36,275)
Cash flows from financing activities:
Proceeds from stock option exercise	2,679	5,404
Payment of contingent consideration	—	(3,868)
Payment associated to shares repurchased for tax withholding	(259)	—
Net cash provided by financing activities	2,420	1,536
Net decrease in cash and cash equivalents and restricted cash	(44,778)	(12,197)
Cash and cash equivalents and restricted cash—beginning of year	217,429	257,355
Cash and cash equivalents and restricted cash—end of period	$172,651	$245,158
Supplemental disclosure of cash flow information
Cash paid for interest	$5	$178
Non-cash investing and financing activities
Purchase of property and equipment accrued in accounts payable and accrued expenses	$11,049	$11,408
Non-cash issuance of common stock associated with Spyce milestone achievement	$—	$2,132

SWEETGREEN INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net New Restaurant Openings	9	4	14	10
Average Unit Volume (as adjusted)(1)	$2,831	$2,925	$2,831	$2,925
Same-Store Sales Change (%) (as adjusted)(2)	(7.6)%	9.3%	(5.5)%	7.3%
Total Digital Revenue Percentage(3)	60.8%	55.7%	60.3%	57.2%
Owned Digital Revenue Percentage(3)	33.4%	30.5%	32.7%	31.6%

(1) One restaurant was excluded from the Comparable Restaurant Base for both the thirteen and twenty-six weeks ended June 29, 2025 and the thirteen and twenty-six weeks ended June 30, 2024, respectively. Such adjustments did not result in a material change to AUV.

(2) Our results for the thirteen and twenty-six weeks ended June 29, 2025 have been adjusted to reflect the temporary closures of one and eight restaurants, respectively, which were excluded from the calculation of Same-Store Sales Change. Our results for the thirteen and twenty-six weeks ended June 30, 2024 have been adjusted to reflect the temporary closures of one and four restaurants, respectively, which were excluded from the calculation of Same-Store Sales Change. Such adjustments did not result in a material change to Same-Store Sales Change for either period.

(3) Purchases made in-store where a customer uses scan-to-redeem or scan-to-earn, as part of the new SG Rewards loyalty program introduced during the thirteen and twenty-six weeks ended June 29, 2025, are included as part of our Owned Digital Channels sales.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended		Twenty-six weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Loss from operations	$(26,423)	$(16,184)	$(54,960)	$(43,099)
Add back:
General and administrative	34,505	39,202	72,842	76,067
Depreciation and amortization	17,996	16,737	35,102	33,164
Pre-opening costs	2,534	1,104	4,230	2,536
Impairment and closure costs	5,336	117	5,430	274
Loss on disposal of property and equipment(1)	31	49	117	115
Restructuring charges(2)	1,146	494	2,051	999
Restaurant-Level Profit	$35,125	$41,519	$64,812	$70,056
Loss from operations margin	(14.2)%	(8.8)%	(15.6)%	(12.6)%
Restaurant-Level Profit Margin	18.9%	22.5%	18.4%	20.5%

(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to our vacated former New York office.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended		Twenty-six weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net loss	$(23,158)	$(14,460)	$(48,197)	$(40,527)
Non-GAAP adjustments:
Income tax expense	90	90	180	180
Interest income	(1,725)	(2,920)	(3,628)	(5,936)
Interest expense	5	197	5	216
Depreciation and amortization	17,996	16,737	35,102	33,164
Stock-based compensation(1)	8,000	10,903	18,221	20,529
Loss on disposal of property and equipment(2)	31	49	117	115
Impairment and closure costs(3)	5,336	117	5,430	274
Other expense/(income)(4)	(1,635)	909	(3,320)	2,968
Restructuring charges(5)	1,146	494	2,051	999
ERP implementation and related costs(6)	254	227	495	453
Legal settlements(7)	75	14	243	35
Adjusted EBITDA	$6,415	$12,357	$6,699	$12,470
Net loss margin	(12.5)%	(7.8)%	(13.7)%	(11.8)%
Adjusted EBITDA Margin	3.5%	6.7%	1.9%	3.6%

(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived and operating lease assets and store closures.
(4)Other expense (income) includes the change in fair value of the contingent consideration issued as part of the Spyce acquisition. See Note 3 to our condensed consolidated financial statements included in our Quarterly Report for the second quarter of fiscal year 2025.
(5)Restructuring charges are expenses that are paid in connection with the reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with the vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to the vacated former New York office.
(6)Represents the amortization costs associated with the implementation of our cloud computing arrangements in relation to our ERP system.
(7)Expenses recorded for accruals related to the settlements of legal matters.